Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS REVISES FINANCIAL GUIDANCE FOR 2011

NASHVILLE, Tenn. (December 20, 2011) – Healthways, Inc. (NASDAQ: HWAY) today announced revised financial guidance for 2011 as a result of quantifying the financial impact of previously disclosed restructuring efforts relating to the Cigna contract wind down, an impairment of goodwill following the recent decline in the Company’s consolidated market capitalization, and the delay of anticipated revenue from an international contract to early 2012, instead of the fourth quarter of 2011.

Due to the recently announced decision by Cigna to wind down services within the existing contract which ends in February 2013, the Company will close two Cigna-dedicated operating call centers by mid-January 2012.  In addition, the Company has made workforce reductions in both its regionally based and Nashville headquarters staff.  The Company expects to incur pre-tax charges of approximately $8.5 million, or in a range of $0.14 to $0.16 per diluted share, in the fourth-quarter of 2011 (“Restructuring Charges”) related to severance costs and Cigna-dedicated capacity reductions.  Ben R. Leedle, Jr., president and chief executive officer of Healthways, stated, “As we have previously discussed, while the growth in almost all of our business channels has been strong leading into 2012, it is not sufficient to offset the size of the impact from the wind down of our current business with Cigna.  We would like to express our profound gratitude to the colleagues at both call centers for their passion and effectiveness in improving the well-being of millions of Cigna members for many years and to the affected corporate colleagues who have tirelessly pursued excellence in serving Healthways’ customers.”

The Company also announced today that in the fourth quarter of 2011 it expects to incur a write-down of goodwill (“Impairment Charge”) estimated at $184 million or $5.36 per diluted share.  Commenting on the goodwill write-down, Alfred Lumsdaine, chief financial officer of Healthways, said, “This impairment charge follows the significant drop in Healthways’ market capitalization, which was impacted by the October 24, 2011 announcement of the wind down of the current contract with Cigna. It is important to note that this write-down is a non-cash charge, and it is expected to have no impact on our liquidity, future operations, or compliance with our debt covenants.  In fact, the net worth covenant in our credit agreement specifically excludes the first $150 million of any goodwill impairment charges and additionally, as of September 30, 2011, we had approximately $100 million of additional headroom above this $150 million exclusion.”  This amount represents the Company's estimate of the Impairment Charge as of the October 31, 2011 testing date and is subject to finalization as of December 31, 2011.

2011 Financial Guidance

Revenue guidance: Healthways today affirmed its guidance for 2011 revenues in a range of $672 million to $710 million.  This range includes revenues from domestic operations in a range of $650 million to $680 million and from international operations in a range of $22 million to $30 million.

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HWAY Revises Financial Guidance for 2011

December 20, 2011

Domestic earnings guidance: Healthways today affirmed its guidance for 2011 domestic earnings per diluted share, excluding the estimated Restructuring and Impairment Charges, in a range of $0.97 to $1.04.

International earnings guidance: Healthways today revised its guidance for international earnings per diluted share to a range of ($0.10) to ($0.12) from the previous range of ($0.04) to ($0.07), due to additional anticipated delays for recognizing the implementation milestone-based revenue in the Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (“CNAMTS”) contract, from the end of 2011 to early 2012.

Total earnings guidance: Based on the change in international earnings guidance, the Company today reduced its guidance for adjusted earnings per diluted share, which excludes the estimated Restructuring and Impairment Charges, to a range of $0.85 to $0.94 from the previous range of $0.90 to $1.00.  Including these charges, the Company revised its guidance for 2011 to earnings per diluted share of ($4.56) to ($4.67).

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See page 5 for a reconciliation of GAAP and non-GAAP measures

Twelve Months Ending December 31, 2011
	Current Guidance	Prior Guidance
Domestic, excluding Restructuring and Impairment Charges	$0.97 – 1.04	$0.97 – 1.04
International, excluding Restructuring Charges	(0.12) – (0.10)	(0.07) – (0.04)
Adjusted net income per diluted share	0.85 – 0.94	0.90 – 1.00
Restructuring Charges	(0.16) – (0.14)	-
Impairment Charge	(5.36)	-
Net (loss) income per diluted share	$(4.67) – (4.56)	$0.90 – 1.00

Consistent with the Company’s long-standing practice, Healthways intends to establish its financial guidance for 2012 when it announces its results for the fourth quarter of 2011, which is anticipated in February 2012.

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6688354, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities

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HWAY Revises Financial Guidance for 2011

December 20, 2011

Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to anticipate future change in the healthcare markets and the impact of such change on demand for the Company’s services;
•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately estimate the financial impact of restructuring actions and the impairment of goodwill;
•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the Company’s ability to implement its new integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•	the Company’s ability to accurately forecast and respond to emerging trends and changes in the domestic and international markets for health care services;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the recently enacted Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

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HWAY Revises Financial Guidance for 2011

December 20, 2011

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways' solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

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HWAY Revises Financial Guidance for 2011

December 20, 2011

Reconciliation of Domestic Diluted EPS Guidance Excluding Restructuring and
Impairment Charges and Reconciliation of Adjusted EPS Guidance to
Diluted EPS (Loss) Guidance, GAAP Basis

Twelve Months Ending
December 31, 2011
Domestic EPS guidance excluding restructuring and impairment charges (1)	$0.97 – 1.04
International EPS (loss) guidance excluding restructuring charges (2)	(0.12) – (0.10)
Adjusted EPS guidance (3)	0.85 – 0.94
EPS (loss) guidance attributable to restructuring charges (4)	(0.16) – (0.14)
EPS (loss) guidance attributable to impairment charges (5)	(5.36)
EPS (loss) guidance, GAAP basis	$(4.67) – (4.56)

(1) Domestic EPS guidance excluding restructuring and impairment charges is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS guidance excluding restructuring and impairment charges in isolation or as a substitute for Domestic EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(2) International EPS (loss) guidance excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) guidance excluding restructuring charges in isolation or as a substitute for International EPS (loss) guidance determined in accordance with accounting principles generally accepted in the United States.

(3) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(4) EPS (loss) guidance attributable to restructuring charges includes charges of approximately $8.5 million related to severance costs and Cigna-dedicated capacity reductions.

(5) EPS (loss) guidance attributable to impairment charges includes estimated charges of $184.0 million related to a write-down of goodwill.

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